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As filed with the Securities and Exchange Commission on June 29, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GANNETT CO., INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-2390983 (I.R.S. Employer Identification No.)
7950 Jones Branch Drive McLean, Virginia (Address of principal executive offices)	22107-0910 (Zip Code)

Barbara W. Wall
Senior Vice President and Chief Legal Officer
7950 Jones Branch Drive
McLean, Virginia 22107
(703) 854-6000
(Name, address and telephone number of agent for service)

Copy to:
Igor Kirman
Victor Goldfeld
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
(212) 403-1000 (Telephone)
(212) 403-2000 (Facsimile)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.    ☐

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.01 per share	500,000(1)(2)	$14.10(3)	$7,050,000(3)	$819.21(3)

(1)
Represents the maximum number of shares of common stock, par value $0.01 per share ("Common Stock"), of Gannett Co., Inc. issuable pursuant to the Gannett Co., Inc. 2015 Omnibus Incentive Compensation Plan (the "Plan") being registered hereon. The registration hereon relates to awards of stock options, restricted stock units and performance shares to former employees or directors of TEGNA Inc., the Registrant and their respective subsidiaries who did not become employees or directors of the Registrant or its subsidiaries, which awards were made pursuant to adjustments to TEGNA Inc. awards made in connection with the separation of the Registrant from TEGNA Inc.

(2)
Pursuant to Rule 416 of the U.S. Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)
Estimated solely for the purposes of determining the amount of the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low sale prices for the shares of the Registrant's Common Stock as reported on a when-issued basis on the New York Stock Exchange on June 25, 2015.

PROSPECTUS

GANNETT CO., INC. 2015 OMNIBUS INCENTIVE COMPENSATION
PLAN

        The 500,000 shares of common stock, par value $0.01 per share ("Common Stock"), of Gannett Co., Inc. (the "Registrant") covered by this prospectus may be acquired by participants in the Gannett Co., Inc. 2015 Omnibus Incentive Compensation Plan (the "Plan"), upon the exercise of certain options to purchase shares of the Registrant's Common Stock or the settlement of certain restricted stock units and performance shares (collectively, the "awards"), issued pursuant to the Plan. All awards are subject to the terms of the Plan and the applicable award agreement. Any proceeds received by the Registrant from the exercise of stock options covered by the Plan will be used for general corporate purposes.

        The Registrant's Common Stock is listed on the New York Stock Exchange under the symbol "GCI."

        Investing in the Registrant's securities involves risks that are referenced in the "Risk Factors" section on page 4 of this prospectus.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 29, 2015.

i

ABOUT GANNETT CO., INC.

        The Registrant, a Delaware corporation, was incorporated on November 21, 2014 as a wholly owned subsidiary of TEGNA Inc. (formerly known as Gannett Co., Inc.), a Delaware corporation, which is referred to in this prospectus as "TEGNA." Effective as of 12:01 a.m., Eastern Time, on June 29, 2015, which is referred to in this prospectus as the "Effective Time," the Registrant was separated from TEGNA and became an independent, publicly traded company. The separation was effected through a pro rata distribution of 98.5% of the outstanding shares of Common Stock of the Registrant, which was formed to hold the assets and liabilities associated with TEGNA's publishing business. At the Effective Time, each TEGNA shareholder as of the close of business on June 22, 2015, the record date for the distribution, received one share of the Registrant's Common Stock for every two TEGNA shares of common stock held at the close of business on the record date for the distribution. The separation of TEGNA's publishing business from the remainder of TEGNA's businesses and the distribution of the Registrant's Common Stock to the TEGNA stockholders is referred to in this prospectus as the "separation and distribution." Following the separation and distribution, TEGNA and the Registrant operate separately, each as an independent public company.

        The Registrant is a leading international, multi-platform news and information company that delivers high-quality, trusted content where and when consumers want to engage with it on virtually any device. Its principal executive offices are located at 7950 Jones Branch Drive, McLean, Virginia 22107, and its telephone number at that location is (703) 854-6000.

        Except as otherwise indicated, references in this prospectus to "the Registrant" refer to Gannett Co., Inc. and its combined subsidiaries, and references to "TEGNA" refer to TEGNA Inc. and its combined subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        The Registrant files annual, quarterly, and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the "SEC"). You can read and copy these materials at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information the Registrant has filed electronically with the SEC, which you can access over the Internet at www.sec.gov. You can also obtain information about the Registrant at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This prospectus is part of a registration statement on Form S-3 that the Registrant has filed with the SEC relating to the Common Stock being offered pursuant to this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information that the Registrant has included in the registration statement and the accompanying exhibits and schedules that the Registrant filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about the Registrant and the securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Internet site.

        The SEC allows issuers to "incorporate by reference" the information filed with it, which means that the Registrant can disclose important information to you by referring you to those documents. The information that the Registrant incorporates by reference is an important part of this prospectus, and later information that the Registrant files with the SEC will automatically update and supersede this information. The Registrant incorporates by reference the documents listed below and any future filings the Registrant makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items, until the termination of this offering. The documents incorporated herein by reference are:

  •
  The Registrant's registration statement on Form 10 filed with the SEC on March 12, 2015, as amended by Amendment No. 1 filed on May 1, 2015, Amendment No. 2 filed on May 21, 2015, Amendment No. 3 filed on June 9, 2015 and Amendment No. 4 filed on June 12, 2015, including, without limitation, the description of the Registrant's capital stock contained therein; and

  •
  The Registrant's Current Report on Form 8-K filed with the SEC on June 19, 2015 (with respect to Exhibit 99.1 only).

        The Registrant will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any document incorporated by reference into this prospectus, other than exhibits to any such document not specifically described above, by oral request or by written request at the following address:

  Gannett Co., Inc.
  Investor Relations
  7950 Jones Branch Drive
  McLean, Virginia 22107
  Telephone: (703) 854-6000

        You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement hereto. The Registrant has not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus and in any supplement hereto. The Registrant has not authorized anyone to provide you with different information. The Registrant is not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and in any supplement hereto is accurate only as of the date on its cover page and that any information incorporated herein by reference is accurate only as of the date of the document incorporated by reference.

 FORWARD-LOOKING INFORMATION

        This prospectus, including the information incorporated herein by reference, includes forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. The words "believe," "expect," "estimate," "could," "should," "intend," "may," "plan," "seek," "anticipate," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date the statements were made.

        The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of the Registrant's management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Except as may be required by law, the Registrant undertakes no obligation to modify or revise any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus. Factors that could cause actual results or events to differ materially from those anticipated include the following factors:

  •
  competitive pressures in the markets in which the Registrant operates;

  •
  increased consolidation among major retailers or other events which may adversely affect business operations of major customers and depress the level of local and national advertising;

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  macroeconomic trends and conditions;

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  economic downturns leading to a continuing or accelerated decrease in circulation or local, national or classified advertising;

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  potential disruption or interruption of the Registrant's operations due to accidents, extraordinary weather events, civil unrest, political events, terrorism or cyber security attacks;

  •
  an accelerated decline in general print readership and/or advertiser patterns as a result of competitive alternative media or other factors;

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  an inability to adapt to technological changes or grow the Registrant's online business;

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  an increase in newsprint costs over the levels anticipated;

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  labor relations, including, but not limited to, labor disputes which may cause revenue declines or increased labor costs;

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  an inability to realize benefits or synergies from acquisitions of new businesses or dispositions of existing businesses or to operate businesses effectively following acquisitions or divestitures;

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  the Registrant's ability to attract and retain employees;

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  rapid technological changes and frequent new product introductions prevalent in electronic publishing;

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  a weakening in the British pound to U.S. dollar exchange rate;

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  volatility in financial and credit markets which could affect the Registrant's ability to raise funds through debt or equity issuances and otherwise affect the Registrant's ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms;

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  changes in the regulatory environment which could encumber or impede the Registrant's efforts to improve operating results or the value of assets;

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  adverse outcomes in proceedings with governmental authorities or administrative agencies;

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  an other than temporary decline in operating results and enterprise value that could lead to non-cash goodwill, other intangible asset, investment or property, plant and equipment impairment charges;

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  the Registrant's inability to engage in certain corporate transactions following the separation;

  •
  any failure to realize expected benefits from the separation;

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  other uncertainties relating to general economic, political, business, industry, regulatory and market conditions; and

  •
  the factors generally described in the section entitled "Risk Factors" in the information statement filed with the SEC as part of the Registrant's registration statement on Form 10 initially filed on March 12, 2015, as amended.

RISK FACTORS

        You should carefully consider any specific risks set forth under the caption "Risk Factors" in the applicable prospectus supplement, under the caption "Risk Factors" included in the information statement filed with the SEC as part of the Registrant's registration statement on Form 10, as amended, which was originally filed on March 12, 2015 and subsequently amended, and under the caption "Risk Factors" in any of the Registrant's subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q incorporated by reference in this prospectus, before making an investment decision. For more information, see "Where You Can Find More Information." The Registrant cannot assure you of a profit or protect you against a loss on the shares of Common Stock that you acquire under the Plan.

USE OF PROCEEDS

        Any proceeds that the Registrant receives from the exercise of stock options issued under the Plan will be used for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, the Registrant may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness. The Registrant cannot estimate the amount of any such proceeds at this time.

PLAN OF DISTRIBUTION

        In connection with the separation and distribution, awards of stock options, restricted stock units and performance shares that were previously made to former employees or directors of TEGNA and the Registrant (as of the date of the distribution) under TEGNA's equity compensation program were converted into either (a) adjusted awards based on TEGNA's common stock and "new" awards based on the Registrant's Common Stock (in the case of awards originally granted prior to 2015) or (b) only "new" awards based on the Registrant's Common Stock (in the case of awards originally granted in 2015), in each case, as described below under "Description of Award Adjustments." In addition, in connection with the separation and distribution, certain awards of restricted stock units and performance shares that were originally granted in 2015 to certain former employees or directors of TEGNA and the Registrant (as of the date of the distribution) under TEGNA's equity compensation program were converted into only adjusted awards based on TEGNA's common stock; however, the shares of TEGNA common stock underlying such awards are not covered by the registration statement of which this prospectus forms a part. The awards that are based on the Registrant's Common Stock were granted by the Registrant under the Plan, in accordance with the terms of the employee matters agreement that the Registrant entered into with TEGNA in connection with the separation and distribution, and were made in partial or full substitution of corresponding stock options, restricted stock units and performance shares that were previously granted under TEGNA's equity compensation program. The registration statement of which this prospectus forms a part only covers awards that were granted under the Plan to former employees or directors of TEGNA and TEGNA subsidiaries who did not become employees or directors of the Registrant or its subsidiaries at the time of the distribution, and any such individuals' donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such awards. The registration statement of which this prospectus forms a part does not cover any awards that were granted to any individual who, upon completion of the distribution, was employed by or was serving on the board of directors of either TEGNA or the Registrant, or any other awards that may be granted under the Plan in the future.

DESCRIPTION OF AWARD ADJUSTMENTS

        The employee matters agreement between TEGNA and the Registrant establishes, among other things, the mechanics for the conversion and adjustment on the distribution date of equity awards granted under TEGNA's equity compensation plans into adjusted TEGNA awards and (as applicable) awards of the Registrant. The material terms of the adjustment of TEGNA equity awards are described below.

  Awards Granted Prior to 2015

        Restricted Stock Unit Awards.    As of the distribution date, each outstanding time-vesting TEGNA restricted stock unit award granted prior to 2015 was converted into an award in respect of both shares of TEGNA's common stock and the Registrant's Common Stock. The number of shares of TEGNA's common stock subject to each award was the same as the number subject to the award prior to the separation, while the number of shares of the Registrant's Common Stock subject to the award was determined based on the number of the Registrant's shares distributed per TEGNA share in the separation. The adjusted restricted stock unit awards are subject to substantially the same terms, vesting conditions and other restrictions that applied to the original TEGNA restricted stock or restricted stock unit award immediately before the separation. A portion of the time-vesting TEGNA restricted stock unit awards granted in 2015 to directors may be vested but not yet settled as of the distribution date. Any such restricted stock units will be treated in the same manner as restricted stock units granted prior to 2015.

        Performance Share Awards.    As of the distribution date, each outstanding TEGNA performance share award granted prior to 2015 was converted in the same manner as an outstanding TEGNA restricted stock unit award granted prior to 2015, provided that performance goals are measured following the separation by aggregating both TEGNA's performance and the Registrant's performance. The adjusted performance share awards otherwise are subject to substantially the same terms, vesting conditions and other restrictions that applied to the original TEGNA restricted stock unit award immediately before the separation.

        Stock Option Awards.    As of the distribution date, each outstanding TEGNA stock option award was converted into an award of options to purchase both shares of TEGNA's common stock and shares of the Registrant's Common Stock. The number of shares and exercise prices of each option award were adjusted in a manner intended to preserve the aggregate intrinsic value of the original TEGNA stock option as measured immediately before and immediately after the separation, subject to rounding. The adjusted stock option awards are subject to substantially the same terms, vesting conditions, post-termination exercise rules, and other restrictions that applied to the original TEGNA stock option immediately before the separation.

  Awards Granted in 2015

        Restricted Stock Unit Awards.    As of the distribution date, each outstanding and unvested time-vesting TEGNA restricted stock unit award granted in 2015 and held by an employee who was employed by, or a director of, the Registrant following the separation or a former employee of the Registrant's business was converted into an award denominated in shares of the Registrant's Common Stock, with the number of shares subject to the award adjusted in a manner intended to preserve the aggregate intrinsic value of the original TEGNA restricted stock unit award as measured immediately before and immediately after the separation, subject to rounding. The adjusted restricted stock unit awards are subject to substantially the same terms, vesting conditions and other restrictions that applied to the original TEGNA restricted stock unit award immediately before the separation.

        Performance Share Awards.    As of the distribution date, each outstanding TEGNA performance share award granted in 2015 and held by an employee who was employed by the Registrant following the separation or a former employee of the Registrant's business was converted in the same manner as outstanding TEGNA restricted stock unit awards granted in 2015 and held by an employee who will be employed by the Registrant following the separation. Performance goals applicable to such awards were adjusted to reflect the separation, with performance prior to the separation based on the performance of TEGNA prior to the separation and performance following the separation based on the performance of the Registrant following the separation, and with relative performance for the full period compared to a comparator group tailored to the business of the Registrant following the separation. The adjusted performance share awards otherwise are subject to substantially the same terms, vesting conditions and other restrictions that applied to the original TEGNA performance share award immediately before the separation.

        The mechanics for conversion and adjustment of the equity awards summarized above are more fully described in the employee matters agreement, which is filed as Exhibit 10.1 hereto.

LEGAL MATTERS

        The validity of the Common Stock offered by this prospectus will be passed upon for the Registrant by Wachtell, Lipton, Rosen & Katz, outside counsel to the Registrant.

EXPERTS

        The combined financial statements of Gannett Co., Inc. appearing in Gannett Co., Inc.'s registration statement on Form 10 (File No. 001-36874) for the years ended December 28, 2014, December 29, 2013, and December 30, 2012 (including schedule appearing therein), as amended, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance of Distribution

        The following table sets forth expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates except the SEC registration fee.

SEC registration fee	$819.21
Printing expenses	$1,000.00
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$10,000.00
Total	$61,819.21

Item 15.    Indemnification of Directors and Officers

        The Registrant is incorporated under the laws of the State of Delaware.

        Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

  •
  for any breach of their duty of loyalty to the corporation or its stockholders;

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  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  under Section 174 of the Delaware General Corporation Law ("DGCL") relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

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  for any transaction from which the director derived an improper personal benefit.

        The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

        The Registrant's amended and restated certificate of incorporation and bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Registrant, or for serving at the Registrant's request as a director or officer or another position at another corporation or enterprise, as the case may be. The Registrant's amended and restated certificate of incorporation and bylaws provide that the Registrant must indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the DGCL. The Registrant's amended and restated certificate of incorporation expressly authorizes the Registrant to carry directors' and officers' insurance to protect it, its directors, officers and certain employees for some liabilities.

        The foregoing is only a general summary of certain aspects of Delaware law and the Registrant's amended and restated certificate of incorporation and bylaws dealing with indemnification of directors and officers and does not purport to be complete.

Item 16.    Exhibits

Exhibit No.		Description
2.1	—	Separation and Distribution Agreement between the Registrant and TEGNA, Inc. (formerly known as Gannett Co., Inc.), dated as of June 26, 2015.
3.1	—	Amended and Restated Certificate of Incorporation of Gannett Co., Inc.
3.2	—	Amended and Restated Bylaws of Gannett Co., Inc.
4.1	—	Gannett Co., Inc. 2015 Omnibus Incentive Compensation Plan.
5.1	—	Opinion of Wachtell, Lipton, Rosen & Katz with respect to legality of the securities offered hereby.
10.1	—	Employee Matters Agreement between the Registrant and TEGNA Inc. (formerly known as Gannett Co., Inc.), dated as of June 26, 2015.
23.1	—	Consent of Ernst & Young LLP.
23.2	—	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1).
24.1	—	Powers of Attorney of directors and officers of Gannett Co., Inc. (included on the signature pages of the Registration Statement).

Item 17.    Undertakings

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

            (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

        The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia on June 29, 2015.

GANNETT CO., INC.
By:	/s/ BARBARA W. WALL Barbara W. Wall Senior Vice President and Chief Legal Officer

 POWER OF ATTORNEY

        Each person whose signature appears below hereby appoints Alison K. Engel, Barbara W. Wall and Elizabeth A. Allen, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 29, 2015.

Signature	Title

/s/ ROBERT J. DICKEY Robert J. Dickey	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ ALISON K. ENGEL Alison K. Engel	Chief Financial Officer (Principal Financial Officer)
/s/ LORI C. LOCKE Lori C. Locke	Controller (Principal Accounting Officer)
/s/ JOHN E. CODY John E. Cody	Director
Lila Ibrahim	Director
/s/ LAWRENCE S. KRAMER Lawrence S. Kramer	Director
/s/ JOHN JEFFRY LOUIS John Jeffry Louis	Chairman of the Board of Directors

Signature	Title

/s/ TONY A. PROPHET Tony A. Prophet	Director
Debra A. Sandler	Director
Chloe R. Sladden	Director

EXHIBIT INDEX

Exhibit No.		Description
2.1	—	Separation and Distribution Agreement between the Registrant and TEGNA, Inc. (formerly known as Gannett Co., Inc.), dated as of June 26, 2015.
3.1	—	Amended and Restated Certificate of Incorporation of Gannett Co., Inc.
3.2	—	Amended and Restated Bylaws of Gannett Co., Inc.
4.1	—	Gannett Co., Inc. 2015 Omnibus Incentive Compensation Plan.
5.1	—	Opinion of Wachtell, Lipton, Rosen & Katz with respect to legality of the securities offered hereby.
10.1	—	Employee Matters Agreement between the Registrant and TEGNA Inc. (formerly known as Gannett Co., Inc.), dated as of June 26, 2015.
23.1	—	Consent of Ernst & Young LLP.
23.2	—	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1).
24.1	—	Powers of Attorney of directors and officers of Gannett Co., Inc. (included on the signature pages of the Registration Statement).